Exhibit (g)

                          INVESTMENT ADVISORY AGREEMENT

     THIS INVESTMENT ADVISORY AGREEMENT is made the 1st day of October, 2000, by and between Excelsior Hedge Fund of Funds I, LLC, a Delaware limited liability company (the "Fund"), and NCT Opportunities, Inc., a North Carolina corporation (the "Advisor").

     WHEREAS, the Fund intends to engage in business as a closed-end, non-diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

     WHEREAS, the Fund desires to retain the Advisor to render investment advisory services and to provide certain administrative services to the Fund in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, the Advisor desires to be retained to perform such services on said terms and conditions;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter contained, the Fund and the Advisor agree as follows:

     1. The Fund hereby retains the Advisor to:

          (a) act as its investment adviser and, subject to the supervision and control of the Board of Managers of the Fund (the "Board"), manage the investment activities of the Fund as hereinafter set forth. Without limiting the generality of the foregoing, the Advisor shall: obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder; continuously manage the assets of the Fund in a manner consistent with the investment objective, policies and restrictions of the Fund, as set forth in the Confidential Memorandum of the Fund and as may be adopted from time to time by the Board, and applicable laws and regulations; determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; invest discrete portions of the Fund's assets (which may constitute, in the aggregate, all of the Fund's assets) in unregistered investment funds or other investment vehicles and registered investment companies ("Investment Funds"), which are managed by investment managers ("Investment Managers"), including Investment Managers for which separate investment vehicles have been created in which the Investment Managers serve as general partners or managing members and the Fund is the sole investor ("Sub-Funds") and Investment Managers who are retained to manage the Fund's assets directly through separate managed accounts (Investment Managers of Sub-Funds and of managed accounts are collectively referred to as "Subadvisors"), and take such further action, including the placing of purchase and sale orders and the voting of securities on behalf of the Fund, as the Advisor shall deem necessary or appropriate. The Advisor shall furnish to or place at the disposal of the Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Advisor in the discharge of its duties as the Fund may, from time to time, reasonably request; and

     (b) provide, and the Advisor hereby agrees to provide, certain management, administrative and other services to the Fund. Notwithstanding the appointment of the Advisor to provide such services hereunder, the Board shall remain responsible for supervising and controlling the management, business and affairs of the Fund. The management, administrative and other services to be provided by the Advisor shall include:

           (i) the provision of office space, telephone and utilities;

          (ii) the provision of administrative and secretarial, clerical and other personnel as necessary to provide the services required to be provided under this Agreement;

         (iii) the general supervision of the entities which are retained by the Fund to provide administration, custody and other services to the Fund;

          (iv) the handling of investor inquiries regarding the Fund and providing them with information concerning their investments in the Fund and capital account balances;

           (v) monitoring relations and communications between investors and the Fund;

          (vi) assisting in the drafting and updating of disclosure documents relating to the Fund and assisting in the preparation of offering materials;

         (vii) maintaining and updating investor information, such as change of address and employment;

        (viii) assisting in the preparation and mailing of investor subscription documents and confirming the receipt of such documents and funds;

          (ix) assisting in the preparation of regulatory filings with the Securities and Exchange Commission and state securities regulators and other Federal and state regulatory authorities;

           (x) preparing reports to and other informational materials for members and assisting in the preparation of proxy statements and other member communications;

          (xi) monitoring compliance with regulatory requirements and with the Fund's investment objective, policies and restrictions as established by the Board;

         (xii) reviewing accounting records and financial reports of the Fund, assisting with the preparation of the financial reports of the Fund and acting as liaison with the Fund's accounting agent and independent auditors;

        (xiii) assisting in preparation and filing of tax returns;

         (xiv) coordinating and organizing meetings of the Board and meetings of the members of the Fund, in each case when called by such persons;

          (xv) preparing materials and reports for use in connection with meetings of the Board;

         (xvi) maintaining and preserving those books and records of the Fund not maintained by any subadvisers of the Fund or the Fund's administrator, accounting agent or custodian;

        (xvii) reviewing and arranging for payment of the expenses of the Fund;

       (xviii) assisting the Fund in conducting offers to members of the Fund to repurchase member interests;

         (xix) reviewing and approving all regulatory filings of the Fund required under applicable law; and

          (xx) reviewing investor qualifications and subscription documentation and otherwise assisting in administrative matters relating to the processing of subscriptions for interests in the Fund.

     2. Without limiting the generality of paragraph 1 hereof, the Advisor shall be authorized to open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines are appropriate; to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Advisor considers appropriate and that are consistent with the policies of the Fund; and, subject to any policies adopted by the Board and to the provisions of applicable law, to agree to such commissions, fees and other charges on behalf of the Fund as it shall deem reasonable in the circumstances taking into account all such factors as it deems relevant (including the quality of research and other services made available to it even if such services are not for the exclusive benefit of the Fund and the cost of such services does not represent the lowest cost available) and shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the federal securities laws; to pursue and implement the investment policies and strategies of the Fund using a multi-manager strategy whereby some or all of the Fund's assets may be committed from time to time by the Advisor to the discretionary management of one or more Subadvisors, the selection of which shall be subject to the approval of the Board of Managers in accordance with requirements of the 1940 Act and the approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from the provisions of the 1940 Act requiring such approval by security holders; and to identify appropriate Subadvisors, assess the most appropriate investment vehicles (general or limited partnerships, separate managed accounts or other investment vehicles (pooled or otherwise), and determine the assets to be committed to each Subadvisor. The Advisor may, subject to such procedures as may be adopted by the Board, use affiliates of the Advisor as brokers to effect the Fund's securities transactions and the Fund may pay such commissions to such brokers in such amounts as are permissible under applicable law.

     3. Management Fee; Expenses; Administrative Fee

     (a) In consideration for the provision by the Advisor of its services hereunder and the Advisor's bearing of certain expenses, the Fund will pay the Advisor a quarterly fee of 0.375% (1.50% on an annualized basis) of the Fund's "net assets" (the "Management Fee"). "Net assets" shall equal the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund calculated before giving effect to any repurchases of interests.

     (b) The Management Fee will be computed based on the net assets of the Fund as of the start of business on the first business day of each calendar quarter, after adjustment for any subscriptions effective on such date, and will be due and payable in arrears within five business days after the end of such calendar quarter. In the event that the Management Fee is payable in respect of a partial quarter, or in the event of contributions or withdrawals of capital to the Fund other than at the beginning or end of a quarter, such fee will be appropriately pro-rated.

     (c) The Advisor is responsible for all costs and expenses associated with the provision of its services hereunder including, but not limited to: expenses relating to the selection and monitoring of Investment Managers; fees of consultants retained by the Advisor; and expenses relating to qualifying potential investors and reviewing subscription documents. The Advisor shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as may be necessary to render the services required to be provided by the Advisor or furnished to the Fund under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Advisor shall be deemed to include persons employed or otherwise retained by the Advisor or made available to the Advisor.

     (d) The Advisor shall be entitled to charge a one-time administrative fee in an amount, as may be approved by the Board, not to exceed $10,000 to each person who becomes a member as compensation for the services of the Advisor and costs incurred by the Advisor in reviewing subscription documents submitted by and establishing an account for such member; provided that such fee may be waived, in whole or in part, in the sole discretion of the Advisor, with respect to a member who has established multiple related accounts.

     4. The Fund will, from time to time, furnish or otherwise make available to the Advisor such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Advisor may reasonably require in order to discharge its duties and obligations hereunder.

     5. Except as provided herein or in another agreement between the Fund and the Advisor, the Fund shall bear all of its own expenses, including: all investment related expenses (including, but not limited to, fees paid directly or indirectly to Investment Managers, all costs and expenses directly related to portfolio transactions and positions for the Fund's account such as direct and indirect expenses associated with the Fund's investments, including its investments in Investment Funds, transfer taxes and premiums, taxes withheld on foreign dividends and, if applicable in the event the Fund utilizes a Subadvisor, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees); all costs and expenses associated with the establishment of Investment Funds managed by Subadvisors; any non-investment related interest expense; attorneys' fees and disbursements associated with updating the Fund's Confidential Memorandum and subscription documents; fees and disbursements of any attorneys and accountants engaged by the Fund; expenses related to the annual audit of the Fund; fees paid to the Fund's administrator; custody and escrow expenses; the costs of an errors and omissions/directors and officers liability insurance policy and a fidelity bond; the fee payable to the Advisor; fees and travel expenses of Managers; all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Advisor and any custodian or other agent engaged by the Fund; and any extraordinary expenses.

     6. The compensation provided to the Adviser pursuant to paragraph 3(a) hereof shall be full compensation for the services provided to the Fund and the expenses assumed by the Advisor under this Agreement.

     7. The Advisor will use its best efforts in the supervision and management of the investment activities of the Fund and in providing services hereunder, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Advisor, its directors, officers or employees and its affiliates, successors or other legal representatives (collectively, the "Affiliates") shall not be liable to the Fund for any error of judgment, for any mistake of law, for any act or omission by the Advisor or any of the Affiliates or for any loss suffered by the Fund.

     8. (a) The Fund shall indemnify the Advisor and its directors, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties with respect to the Fund, except those resulting from the willful malfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties, and in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the members of the Board (the "Managers") who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Fund shall advance to an Indemnified Person (to the extent that it has available assets and need not borrow to do so) reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Advisor agrees, and each other Indemnified Person will agree as a condition to any such advance, that in the event the Indemnified Person receives any such advance, the Indemnified Person shall reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that the Indemnified Person was not entitled to indemnification under this paragraph 9.

     (b) Notwithstanding any of the foregoing to the contrary, the provisions of this paragraph 9 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal Securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph 9 to the fullest extent permitted by law.

     9. Nothing contained in this Agreement shall prevent the Advisor or any affiliated person of the Advisor from acting as investment adviser or manager for any other person, firm or corporation and, except as required by applicable law (including

Rule 17j-1 under the 1940 Act), shall not in any way bind or restrict the Advisor or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any member, officer or employee of the Advisor to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

     10. This Agreement shall become effective as of the date first noted above, shall remain in effect for an initial term expiring September 30, 2002, and shall continue in effect from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the outstanding voting securities of the Fund, as defined by the 1940 Act and the rules thereunder, or by the Board; and provided that in either event such continuance is also approved by a majority of the Managers who are not parties to this Agreement or "interested persons" (as defined by the 1940 Act and the rules thereunder) of any such party (the "Independent Managers"), by vote cast in person at a meeting called for the purpose of voting on such approval. The Fund may at any time, without payment of any penalty, terminate this Agreement upon sixty days' prior written notice to the Advisor, either by majority vote of the Board or by the vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act and the rules thereunder). The Advisor may at any time, without payment of penalty, terminate this Agreement upon sixty days' prior written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order or rule of the Securities and Exchange Commission.

     11. Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

     12. This Agreement may be amended only by the written agreement of the parties. Any amendment shall be required to be approved by the Board and by a majority of the Independent Managers in accordance with the provisions of
Section 15(c) of the 1940 Act and the rules thereunder. If required by the 1940 Act, any amendment shall also be required to be approved by such vote of members of the Fund as is required by the 1940 Act and the rules thereunder.

     13. This Agreement shall be construed in accordance with the laws of the State of North Carolina and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of North Carolina, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     14. The Fund represents that this Agreement has been duly approved by the Board, including a majority of the Independent Managers, and by the sole initial member of the Fund, in accordance with the requirements of the 1940 Act and the rules thereunder.

     15. The parties to this Agreement agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Managers, members of the Fund or any officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund.

     16. This Agreement embodies the entire understanding of the parties.

         {The remainder of this page has been intentionally left blank}

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.



                                 EXCELSIOR HEDGE FUND OF FUNDS I, LLC


                                 By: /s/
                                     ----------------------------------
Attest:                              Name:  Stephen C. Hassenfelt
                                     Title:  Principal Manager

/s/
  -----------------------------


                                 NCT OPPORTUNITIES, INC.


                                 By: /s/
                                     -----------------------------------
                                     its Managing Member

                                 By: /s/
                                     ------------------------------------
Attest:                              Name:  Stephen C. Hassenfelt
                                     Title: Chairman and Chief Executive Officer

/s/
  ------------------------------